UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2022
First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 589-7020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on the Current Report on Form 8-K filed on November 29, 2021, First Wave BioPharma, Inc., a Delaware corporation (the “Company”), received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1). On January 10, 2022, the Company submitted to Nasdaq a plan to regain compliance with Listing Rule 5550(b)(1). On February 15, 2022, Nasdaq notified the Company that they granted an extension of up to 180 calendar days from November 26, 2021, or through May 25, 2022, to regain compliance. If the Company fails to evidence compliance upon filing its periodic report for the quarter ending June 30, 2022, it may be subject to delisting. If Nasdaq determines to delist the Company’s common stock, it will have the right to appeal to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the minimum stockholders’ equity requirement during the extension.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sarah Romano as Chief Financial Officer

Sarah Romano, CPA, has been appointed to serve as the Chief Financial Officer of the Company, effective March 1, 2022.

Ms. Romano, 41, previously served as Chief Financial Officer of Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) (formerly EyeGate Pharmaceuticals, Inc.), a clinical-stage specialty pharmaceutical company developing products for treating ophthalmic diseases, from February 2017 through February 2022 and as its Corporate Controller from August 2016 to January 2017. Prior to joining Kiora, Ms. Romano served as Assistant Controller at TechTarget from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, and at Cognex Corporation from 2004 through 2008. Ms. Romano began her career as an auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Master of Accounting from Boston College.

In connection with Ms. Romano’s appointment, the Company and Ms. Romano entered into an employment agreement (the “Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Ms. Romano shall serve as the Company’s Chief Financial Officer for a term of three years commencing on March 1, 2022 (the “Effective Date”), subject to further renewal upon agreement of the parties. She is subject to a non-competition and non-solicitation requirement for twelve months after her termination. She is entitled to receive as compensation: (i) a base salary of $365,000 per year; (ii) an annual milestone cash bonus based on certain milestones that will be established by the Company’s board of directors or the compensation committee; (iii) a grant of stock options to purchase 150,000 shares of the Company’s common stock to be issued on March 1, 2022 with a strike price per share equal to the closing price of the Company’s stock on the date of issuance, which shall vest in three equal portions on each anniversary date of the Effective Date commencing on the first anniversary date of the Agreement; (iv) 20 days of paid vacation; (v) participate in full employee health benefits; and (vi) reimbursement for all reasonable expenses incurred in connection with her services to the Company.

In the event Ms. Romano’s employment is terminated by the Company for Cause, as defined in the Agreement, or by Ms. Romano voluntarily, then Ms. Romano shall not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. In the event Ms. Romano’s employment is terminated as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, Ms. Romano shall be entitled to receive the following compensation: (i) severance in the form of continuation of her salary (at the base salary rate in effect at the time of termination, but prior to any reduction triggering Good Reason (as defined in the Agreement)) for a period of six (6) months following the termination date; (ii) payment of Ms. Romano’s premiums to cover COBRA for a period of six (6) months following the termination date; and (iii) a prorated annual bonus.

Ms. Romano and the Company have not engaged in any related party transaction and she has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Ms. Romano with respect to her appointment as Chief Financial Officer.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Resignation of Daniel Schneiderman as Chief Financial Officer

On February 14, 2022, Daniel Schneiderman, the Chief Financial Officer of the Company, notified the Company that he will resign as Chief Financial Officer effective as of February 28, 2022 (the “Termination Date”) to pursue additional opportunities. Mr. Schneiderman’s resignation from his executive role with the Company was not due to any disagreements with respect to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between First Wave BioPharma, Inc. and Sarah Romano, dated February 14, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

February 17, 2022	By:	/s/ Daniel Schneiderman
	Name:	Daniel Schneiderman
	Title:	Chief Financial Officer